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Exhibit 10.4

STOCK PURCHASE AGREEMENT BY AND BETWEEN
CG2 CAPITAL LLC AND
BURGERFI INTERNATIONAL, INC.

Dated as of June 1, 2023

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TABLE OF CONTENTS
ARTICLE I DEFINITIONS    1
ARTICLE II PURCHASE AND SALE    6
Section 2.01    Purchase and Sale    6
Section 2.02    Purchase Price    6
Section 2.03    Transactions to be Effected at the Closing    6
Section 2.04    Compliance with Rules of Principal Market    7
Section 2.05    Closing    8
Section 2.06    Withholding Tax    8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER    8
Section 3.01    Organization, Existence and Good Standing.    8
Section 3.02    Power and Authority    8
Section 3.03    No Conflicts; Consents    9
Section 3.04    Governmental Authority Consents    9
Section 3.05    Sufficiency of Funds    9
Section 3.06    Brokers    9
Section 3.07    Investment Experience    9
Section 3.08    Risk of Investment    9
Section 3.09    Investment Purpose    9
Section 3.10    Accredited Investor    10
Section 3.11    Lock-Up    10
Section 3.12    Access to Data    10
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY    10
Section 4.01    Organization, Existence and Good Standing.    10
Section 4.02    Power and Authority    10
Section 4.03    Capitalization    11
Section 4.04    No Conflicts; Consents    11
Section 4.05    Governmental Authority Consents    12
Section 4.06    BFI Reports, Financial Statements    12
Section 4.07    Litigation    13
Section 4.08    Brokers    13
ARTICLE V COVENANTS    13
Section 5.01    Confidentiality    13
Section 5.02    Public Announcements    14
Section 5.03    Further Assurances    15
Section 5.04    Takeover Statutes.    15
Section 5.05    Lock-Up    15
Section 5.06    Tax Covenants    15
Section 5.07    Board Observer    15
ARTICLE VI INDEMNIFICATION    16
Section 6.01    Survival    16
Section 6.02    Indemnification By the Company.    16
Section 6.03    Indemnification By Buyer    16
Section 6.04    Certain Limitations    17

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Section 6.05    Indemnification Procedures    18
Section 6.06    Payments    19
Section 6.07    Tax Treatment of Indemnification Payments    20
Section 6.08    Effect of Investigation    20
Section 6.09    Exclusive Remedies    20
ARTICLE VII RESERVED    20
ARTICLE VIII MISCELLANEOUS    20
Section 8.01    Expenses    20
Section 8.02    Notices    20
Section 8.03    Interpretation    21
Section 8.04    Headings.    22
Section 8.05    Severability    22
Section 8.06    Entire Agreement    22
Section 8.07    Successors and Assigns    22
Section 8.08    No Third-party Beneficiaries    22
Section 8.09    Amendment and Modification; Waiver    22
Section 8.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial    22
Section 8.11    Specific Performance    23
Section 8.12    Counterparts    23
Section 8.13    Disclosure Schedules    23

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STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (together with all schedules hereto, this “Agreement”), dated as of June 1, 2023 (the “Closing Date”), is entered into by and between CG2 Capital LLC, a Georgia limited liability company (“Buyer”) and BurgerFi International, Inc., a Delaware corporation (the “Company” and together with Buyer, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, par value $0.0001 (“BFI Common Stock”) and (ii) 10,000,000 shares of preferred stock, par value $0.0001 (the “BFI Preferred Stock”);

WHEREAS, the Company filed a Form S-3 Registration Statement, as amended, with the SEC and effective as of December 8, 2022 (File No. 333-268585), whereby the Company may issue and sell, from time to time, certain securities of the Company, including shares of BFI Common Stock in one or more offerings with an aggregate offering price not to exceed
$100,000,000.00 (the “Shelf Registration Statement”); and

WHEREAS, the Company wishes to sell to Buyer, and Buyer wishes to purchase from the Company, 2,868,853 shares of BFI Common Stock (the “BFI Shares”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I DEFINITIONS
The following terms have the meanings specified or referred to in this ARTICLE I: “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble. “Basket” has the meaning set forth in Section 6.04(a).

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“BFI 10-K” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

“BFI 10-Q” shall mean the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2023

“BFI Balance Sheet” shall mean the consolidated balance sheet of Buyer as of March 31, 2023 and the footnotes thereto set forth in the BFI 10-Q.

“BFI Business” means the business of operating: (i) a fast-casual “better burger” concept under the name “BurgerFi” with a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, beer, wine and more; and (ii) a premium pizza and wing brand concept under the name “Anthony’s Coal Fired Pizza” centered around a 900-degree coal fired oven with a menu of “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads.

“BFI Common Stock” has the meaning set forth in the Recitals.

“BFI Company” means each of the Company and each Subsidiary of the Company, and collectively, the “BFI Companies.”

“BFI Financial Statements” means all of the financial statements of the BFI Companies (including all notes thereto) included in the BFI Reports, including the financial statements of the BFI Companies (including all notes thereto) as of March 31, 2023, as filed by the Company with the SEC prior to the Closing Date.

“BFI Preferred Stock” has the meaning set forth in the Recitals.

“BFI Reports” shall mean all forms, reports, statements, certifications, information, registration statements and other documents (as supplemented and amended since the time of filing and including all exhibits and other information incorporated therein) filed or required to be filed by the Company with the SEC.

“BFI Shares” means an amount of newly-issued shares of BFI Common Stock (valued at the Per Common Share Amount) representing an amount equal to the Purchase Price.
“BFI Stockholders” means the holders of shares of common stock of the Company. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City, NY are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Designated Board Observer” has the meaning set forth in Section 5.07 “Buyer Indemnitees” has the meaning set forth in Section 6.02.

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“Closing” has the meaning set forth in Section 2.05. “Closing Date” has the meaning set forth in the Preamble.
“Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the preamble.
“Company Board” has the meaning set forth in Section 2.03(b)(ii)(B). “Company Indemnitees” has the meaning set forth in Section 6.03.
“Confidentiality Agreement” means the Confidentiality and Non-Disclosure Agreement between the Company and Buyer or an Affiliate dated May 8, 2023.

“Contracts” means all legally binding contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“DGCL” means the Delaware General Corporation Law. “Direct Claim” has the meaning set forth in Section 6.05(c).
“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Buyer concurrently with the execution and delivery of this Agreement.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Enforceability Exceptions” has the meaning set forth in Section 3.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fraud” means with respect to a Party, an actual and intentional misrepresentation of a material existing fact with respect to the making of any representation or warranty in ARTICLE III or ARTICLE IV made by such Party, (a) with respect to the Company, to the Knowledge of the Company, or (b) with respect to Buyer, to the Knowledge of Buyer, in each case under (a) and (b) of its falsity and made for the purpose of inducing any other Party to act, and upon which such other Party justifiably relies with resulting Losses.

“GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or

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quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority against the applicable Party.

“Indemnified Party” has the meaning set forth in Section 6.05. “Indemnifying Party” has the meaning set forth in Section 6.05.
“Knowledge of Buyer or Buyer’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Shehzaan Chunara.

“Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of the Chief Executive Officer of the Company.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lock-Up” has the meaning set forth in Section 5.05.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive, treble, consequential, special or multiple damages except to the extent actually paid in a Third Party Claim.

“Nasdaq” means Nasdaq Stock Market LLC.

“Per Common Share Amount” means One U.S. Dollar and Twenty-Two Cents (US$1.22).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certifications and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means (i) statutory liens for Taxes not yet due and payable, that are due but not yet delinquent or that are being contested in good faith and by appropriate proceedings; (ii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) mortgages and security

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interests securing the indebtedness with third parties entered into in the ordinary course of business consistent with past practice, which are not, individually or in the aggregate material to the BFI Business; (iv) zoning, entitlement, building and other land use and similar Laws or regulations imposed by any Governmental Authority having jurisdiction over any leased real estate which are not violated in any material respects, individually or in the aggregate, by the current use and operation thereof; and (v) easements, covenants, conditions, restrictions, reservations and other similar matters of record effecting any leased real estate which would not materially impair, individually or in the aggregate, the use or occupancy of such leased real estate in the operation of the BFI Business.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Principal Trading Market” means initially Nasdaq, and any successor national securities exchange which is the principal trading market for the BFI Common Stock.

“Purchase Price” shall have the meaning set forth in Section 2.02.

“Related Person” means, with respect to a Person, means (i) any Affiliate of such Person;
(ii) any other Person who is or was a director, manager, officer, employee or consultant of such Person or its Affiliates, (iii) an Immediate Family Member of any such Person; and (iv) any direct or indirect beneficiary of the BFI Shares issued at Closing pursuant to this Agreement.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” has the meaning set forth in the Recitals.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock equity interests or general partnership interests of such corporation, partnership, limited liability company, joint venture or other legal entity, as the case may be.

“Takeover Statute” means “fair price”, “moratorium”, “control share acquisition”, “interested shareholder,” “affiliate transaction”, “business combination” or other similar antitakeover Law or regulations (including the restrictions on business combinations set forth in Section 203 of the DGCL).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits,

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customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party” means any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Related Person of the foregoing.

“Third Party Claim” has the meaning set forth in Section 6.05(a).

“Transaction Documents” means each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed or delivered by the Company and Buyer.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Transfer Agent” means Continental Stock Transfer & Trust Company, a New York limited purpose trust company.

ARTICLE II PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to Buyer, and Buyer shall purchase from the Company, the BFI Shares, free and clear of all Encumbrances other than under applicable state and federal securities laws and Encumbrances created by Buyer, for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the BFI Shares shall be Three Million and Five Hundred Thousand U.S. Dollars (US$3,500,000.00) (the “Purchase Price”).

Section 2.03    Transactions to be Effected at the Closing.

(a)At the Closing, Buyer shall deliver to the Company:

(i)the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company to Buyer;

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(ii)the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement, in each case, duly executed by Buyer;

(b)At the Closing, the Company shall :

(i)cause the Transfer Agent to:

(A)register Buyer as the owner of the BFI Shares; and

(B)issue uncertificated BFI Shares represented by book-entry shares, free and clear of all Encumbrances, other (i) than restrictions on transfer under applicable state and federal securities laws; and (ii) the lock up provision set forth in Section 5.05;

(ii)deliver to Buyer:

(A)the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to this Agreement, in each case, duly executed by the Company;

(B)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of the Company (the “Company Board”) authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and

(C)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

Section 2.04 Compliance with Rules of Principal Market. The Company shall not issue or sell any shares of BFI Common Stock pursuant to this Agreement, and Buyer shall not purchase or acquire any shares of BFI Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of BFI Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby, including with respect to the Option Consideration Shares, would exceed an amount representing 19.99% of the shares of BFI Common Stock issued and outstanding immediately prior to the execution of this Agreement.

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Section 2.05 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place simultaneously with the execution of this Agreement on the Closing Date (the “Closing”) at the offices of Holland & Knight, LLP, 701 Brickell Avenue, Suite 3300, Miami, Florida 33131 or remotely by exchange of documents and signatures (or their electronic counterparts.

Section 2.06 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any provision of Tax Law; provided that Buyer provides the Company with at least five (5) days’ advance notice of the applicability of any withholding Tax and Buyer shall use commercially reasonable efforts to work together with the Company during such five (5) day period to reduce or eliminate any such withholding Tax, to the extent possible under applicable Laws. Any amounts so deducted and withheld will be remitted by Buyer to the appropriate Governmental Authority on a timely basis. To the extent that amounts are so deducted and withheld and remitted to the applicable Governmental Authority, such amounts will be treated for all purposes as having been paid to the Company. Buyer acknowledges and agrees that no withholding is required as of the Closing Date.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to the Company that the statements contained in this ARTICLE III are true and correct as of the Closing Date.

Section 3.01 Organization, Existence and Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Georgia.

Section 3.02 Power and Authority. Buyer has full limited liability company power and authority to enter into this Agreement and the Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, reorganization, insolvency, moratorium and other similar Laws of general application from time to time in effect affecting creditors’ rights generally, (ii) by general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy (collectively, the “Enforceability Exceptions”). When each Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer, enforceable against it in accordance with its terms, except with respect to the Enforceability Exceptions.

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Section 3.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer;
(c)require the consent or notice by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any agreement to which Buyer is a party, except in cases of clauses
(b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice or obtain consent would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 3.04 Governmental Authority Consents. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 3.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 3.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Transaction Documents based upon arrangements made by or on behalf of Buyer.

Section 3.07 Investment Experience. Buyer has substantial experience in evaluating and investing in securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

Section 3.08 Risk of Investment. Buyer understands and acknowledges that its investment in the Company involves risks. Buyer can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the securities for an indefinite period of time and to suffer a complete loss of its investment.

Section 3.09 Investment Purpose. Buyer is acquiring the BFI Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such BFI Shares (this representation and warranty not limiting such Buyer’s right to sell, subject to the Lock-Up, the BFI Shares pursuant to the Shelf Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Buyer is acquiring the BFI Shares hereunder in the ordinary course of its business.

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Section 3.10 Accredited Investor. Buyer and each of its equity holders is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Buyer agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable
U.S. federal and state securities laws in connection with the issuance of the BFI Shares.

Section 3.11 Lock-Up. Buyer acknowledges and agrees that it must bear the economic and financial risk of an investment in the BFI Shares for the period of the lock up as set forth in Section 5.05.

Section 3.12 Access to Data. Buyer has had an opportunity to conduct its own independent due diligence and ask questions of officers of the Company, which questions were answered to its reasonable satisfaction. Buyer understands that any such discussions, as well as any information provided by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Company set forth in ARTICLE IV of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of the Company or any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in ARTICLE IV of this Agreement (including the related portions of the Disclosure Schedules).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the BFI Reports (and excluding any disclosures set forth in the BFI Reports (x) under the captions “Risk Factors” or “Forward-Looking and Cautionary Statements” and (y) in any other section relating to forward-looking statements to the extent they are cautionary, predictive or forward-looking in nature) or (ii) as set forth in the numbered Section of the Disclosure Schedules, the Company represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the Closing Date.

Section 4.01 Organization, Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.02 Power and Authority. The Company has full corporate power and authority to enter into this Agreement and the Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and Transaction Documents to which Buyer is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except with respect to the Enforceability Exceptions. When each

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Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except with respect to the Enforceability Exceptions.

Section 4.03    Capitalization.

(i)As of the Closing Date, the authorized capital stock of the Company consists of (i) 100,000,000 shares of BFI Common Stock and (ii) 10,000,000 shares of BFI Preferred Stock. At the Closing, the authorized capital stock of the Company shall consist of (i) 100,000,000 shares of BFI Common Stock and (ii) 10,000,000 shares of BFI Preferred Stock. The Company has also authorized and issued redeemable warrants, each exercisable for one share of BFI Common Stock at an exercise price of $11.50 per share. As of the Closing Date, (i) 23,853,927 shares of BFI Common Stock are issued and outstanding; (ii) 2,120,000 shares of BFI Series A Preferred are issued and outstanding; (iii) the Company has the following warrants and options outstanding: (A) 15,063,800 warrants outstanding, each exercisable for one share of BFI Common Stock at an exercise price of $11.50 per share; and (B) an option to purchase 75,000 units (each unit comprising one share of BFI Common Stock and one warrant exercisable for one share of BFI Common Stock at an exercise price of
$11.50 per share), at an exercise price of $10.00 per unit; (C) 1,602,472 shares of BFI Common Stock were reserved for issuance pursuant to outstanding restricted stock units and 9,356,459 shares of BFI Common Stock were reserved for contingent consideration as part of the December 16, 2020 acquisition of BurgerFi International, LLC. Except as set forth in the foregoing sentence, there are no issued and outstanding shares of capital stock of the Company and there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company.

(ii)As of the Closing Date, all of the BFI Shares have been duly authorized. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the BFI Shares, free and clear of all Claims, other than restrictions on transfer under applicable state and federal securities Laws and Section 5.05, and all of the BFI Shares shall be validly issued, fully paid and non-assessable. The Company has, and will continue to have through the Closing, sufficient authorized but unissued BFI Common Stock for the Company to meet its obligation to deliver the BFI Shares under this Agreement.

Section 4.04 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or other organizational documents of the Company; (b) conflict with or result in a violation or breach of

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any provision of any Law or Governmental Order applicable to the Company, in each case, except where such conflict, violation or default would not, individually or in the aggregate, be material to the Company; (c) require the consent or notice by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract material to the BFI Business to which Buyer is a party or any Permit required by the BFI Companies to conduct the BFI Business as currently conducted, except as would not, reasonably be expected to have, individually or in the aggregate, a material effect on the Company’s ability to consummate the transactions contemplated hereby; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company, except, in the case of each of clauses (b), (c), and (d), for any conflicts, violations, breaches, defaults, accelerations, cancellations, termination or Encumbrances that, or where the failure to obtain any consents or notices, in each case, would not reasonably be expected to have, individually or in the aggregate, a material effect on the Company’s ability to consummate the transactions contemplated hereby.

Section 4.05 Governmental Authority Consents. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for (i) any filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, state securities laws or “blue sky” laws and the rules the Nasdaq; and (ii) such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby.

Section 4.06    BFI Reports, Financial Statements.

(a)During the preceding 12 months, the Company has filed or otherwise transmitted or furnished all BFI Reports required to be filed with the SEC. As of their respective dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the BFI Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes- Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. None of the BFI Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. The Company currently is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq, and has received no notices of non- compliance from Nasdaq other than any such notices that have been disclosed in the BFI Reports. To the Company’s Knowledge, there is no basis upon which any BFI Reports

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(including any financial statements or schedules included or incorporated by reference therein) may be required to be amended (or restated in the face of financial statements). As of the date of this Agreement, there are no material outstanding or unresolved comments in comment letters or other correspondence from the SEC staff with respect to any of the BFI Reports and there are no unresolved matters required or requested by Nasdaq in any correspondence from Nasdaq. The Company is in compliance in all material respects with all applicable rules, regulations and requirements of the Sarbanes-Oxley Act of 2002.

(b)The Company has made available (including via the SEC’s EDGAR system, as applicable) to Buyer all of the BFI Financial Statements. All of the BFI Financial Statements comply, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company at the respective dates thereof (taking into account the notes thereto) and the consolidated results of the Company’s operations, changes in stockholders equity and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with GAAP, the absence of notes and other adjustments described therein).

(c)The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) required by Rule 13a-15 and 15d-15 of the Exchange Act. Except as disclosed in the BFI Reports, such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents.

Section 4.07 Litigation. Except as set forth in the BFI Reports, there are no actions, suits or proceedings pending or, to the Company’s Knowledge, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Company’s performance under this Agreement or the consummation of the transactions contemplated hereby.

Section 4.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or Transaction Documents based upon arrangements made by or on behalf of the Company.

ARTICLE V COVENANTS

Section 5.01    Confidentiality.

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(a)The Parties acknowledge and agree that the Confidentiality Agreement is incorporated hereby by reference and existence and terms of this Agreement and the transactions contemplated hereby are strictly confidential; provided, that such information may be disclosed (i) as required by applicable Law; (ii) by order of a court of competent jurisdiction; or (iii) the rules of Nasdaq or any other national securities exchange or association.

(b)Buyer acknowledges and agrees that (i) federal securities laws prohibit any person who has “material non-public information” concerning a public company such as the Company from purchasing or selling any of that company’s securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities; (ii) some of the confidential information of the Company (including this Agreement) may be considered “material non-public information” for purposes of federal securities laws and Buyer and its Representatives will abide by all securities laws relating to the handling of and acting upon material non-public information; and (iii) trading in the Company’s securities while in possession of material non-public information or communicating that information to another Person who trades in such securities could subject Buyer and its Representatives, as applicable, to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Buyer acknowledges and agrees that it and its Affiliates will not trade in the Company’s securities while in possession of material non-public information or at all until such party can do so in compliance with all applicable Laws, in compliance with the lock-up provision in Section 5.05 and without breach of this Agreement.

Section 5.02 Public Announcements. The Parties shall consult with each other before issuing any press release, announcing or disclosing to employees of the Parties other than senior executives, making any other public statement, or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby, and except as may be required by applicable Law (including Franchise Law), order of a court of competent jurisdiction or the rules of Nasdaq or any other national securities exchange or association, shall not issue any such press release, make such announcement or disclosures to employees other than senior executives, make any such other public statement or schedule any such press conference or conference call before any required consultation as contemplated by this Section 5.02; provided, that after the issuance of a press release, the Company’s investor relations personnel may discuss with investors the information included in all press releases and public statements previously released or made, including in the BFI Reports. Following the Closing, no public announcement, press release or disclosure will be made by Buyer or Buyer’s Affiliates or Representatives with respect to the subject matter of this Agreement or the transactions contemplated herein, including the existence and terms of this Agreement, without obtaining the prior written consent of the Company; provided, however, that the provisions of this Section 5.02 will not prohibit (i) any disclosure required by any applicable Law, including any disclosure necessary or desirable to provide proper disclosure under the securities Laws or under any rules or regulations of any securities exchange on which the securities of such party may be listed or traded, or (ii) any disclosure made in connection with the enforcement of any right or remedy relating to,

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or the performance of any obligation arising under, this Agreement or the transactions contemplated herein.

Section 5.03 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.04 Takeover Statutes. Neither Buyer, the Company nor their Boards of Directors (or equivalent governing body) shall take any action that would cause any Takeover Statute to become applicable to this Agreement or any of the transactions contemplated hereby, and Buyer and Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated hereby from any applicable Takeover Statute. If any Takeover Statute is, purports to be or may become applicable to the transactions contemplated by this Agreement, then Buyer and the Company and the members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

Section 5.05 Lock-Up. Notwithstanding any other provision in this Agreement, Buyer shall not, subject to the exception in the last sentence of this Section 5.05, Transfer any such shares of BFI Common Stock beneficially owned or owned of record by such Holder pursuant to a Registration Statement filed in accordance with this Agreement or in any other manner until the date that is twelve (12) months from the Closing Date, subject to (i) all requirements under the Securities Act of 1933, as amended and the rules and regulations thereunder (this Section 5.05 constituting the “Lock-Up”).

Section 5.06 Tax Covenants. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Transaction Documents (including any real property transfer Tax and any other similar Tax) (collectively, “Transfer Taxes”) shall be borne by Buyer when due.

Section 5.07 Board Observer. For so long as Buyer holds 10% or more of the issued and outstanding BFI Common Stock, the Company shall use its commercially reasonable efforts to cause the Chairman of the Board to invite one non-voting observer designated by Buyer (the “Buyer Designated Board Observer”) to the meetings of the Company Board. Notwithstanding the foregoing, no Buyer Designated Board Observer may serve as an observer if such person would be prohibited from serving as an observer pursuant to applicable securities law or rule or regulation of the SEC or applicable rules of the Principal Trading Market or other applicable Law, or opposed by a majority of the other members of the Company Board based on an exercise of their fiduciary duties to the Company’s stockholders acting in good faith and without limiting the rights of Buyer to designate an alternate designee.

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ARTICLE VI INDEMNIFICATION

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; provided, that claims based on Fraud shall survive indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein until performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 6.02 Indemnification By the Company. From and after the Closing and subject to the other terms and conditions of this ARTICLE VI, the Company shall indemnify, hold harmless, reimburse and defend Buyer and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by the Buyer Indemnitees arising out of or resulting from:

(a)any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or transfer instrument delivered by or on behalf of the Company pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement; and

(c)any claim brought against Buyer solely as a result of the consummation of the transaction contemplated hereby.

Section 6.03 Indemnification By Buyer. From and after the Closing and subject to the other terms and conditions of this ARTICLE VI, Buyer shall indemnify, hold harmless, reimburse and defend the Company and its Affiliates and their respective Representatives (collectively, the “Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by the Company Indemnitees arising out of or resulting from:

(a)any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or transfer instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified

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date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.04    Certain Limitations. The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations:

(a)The aggregate amount of all Losses for which Company shall be liable pursuant to Section 6.02(a) shall not exceed the Purchase Price.

(b)Subject to Section 6.04(d), (i) the aggregate amount of all Losses for which Company shall be liable pursuant to Section 6.02 shall not exceed an amount equal to the Purchase Price and (ii) the aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 6.03 shall not exceed an amount equal to the Purchase Price.

(c)Solely for purposes of this ARTICLE VI, notwithstanding anything to the contrary contained herein, in determining the amount of Losses suffered by the Company Indemnitees or the Buyer Indemnitees related to (but not the existence of) a breach of any representation, warranty, agreement, or covenant in this Agreement, the representations and warranties set forth in this Agreement and any such applicable agreement or covenant contained in this Agreement shall be considered without regard to any “material,” “Material Adverse Effect,” or similar qualifications set forth therein.

(d)The amount of any Losses for which indemnification is provided for under this Agreement shall be: (i) reduced by (A) any amounts received by the Indemnified Party as a result of any indemnification, contribution or other payment by any third party, and
(B) any insurance proceeds or other amounts received by the Indemnified Party from third parties with respect to such Losses. Any such payment under this Section 6.04(d) shall be treated as an adjustment to the Purchase Price.

(e)If the Indemnifying Party makes any payment on any indemnifiable claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party against any third party in respect of the Losses to which the payment related. The Parties will execute upon request all instruments reasonably necessary to evidence and perfect the above subrogation rights.

(f)Each Indemnified Party shall take, and cause its Affiliates to take, commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

(g)In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, except to the extent such damages are actually awarded to a third party in connection with a claim for which such Indemnifying Party is liable hereunder.

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Section 6.05 Indemnification Procedures. The party making a claim under this ARTICLE VI is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VI is referred to as the “Indemnifying Party”.

(a)Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Third Party (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that the Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim where the primary remedy sought is seeking an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 6.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party; provided, that if in the reasonable opinion of counsel to the Indemnified Party, there exists an actual and material conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 6.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Company and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.01) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of- pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b)Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which indemnification would not be provided by the Indemnifying Party pursuant to this ARTICLE VI and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim without the prior written consent of the Indemnified Party. If the Indemnified Party has assumed the defense pursuant to Section 6.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 6.06 Payments. Once a Loss is agreed to be paid by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VI, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication solely by wire transfer of immediately available funds to an account designated in writing by the Indemnified Party to the Indemnity Party.

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Section 6.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 6.08 Effect of Investigation. The Company shall not be liable under this Agreement for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement if Buyer or its Affiliates or Representatives had knowledge of such inaccuracy or breach prior to the Closing. Buyer shall not be liable under this Agreement for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement if the Company or its Affiliates or Representatives had knowledge of such inaccuracy or breach prior to the Closing.

Section 6.09 Exclusive Remedies. Subject to Section 5.01 and Section 8.11, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud on the part of a Party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VI. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VI. Nothing in this Section 6.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled, including with respect to Section 8.11, any right or remedy under any Transaction Document, or to seek any remedy on account of any party’s fraudulent or criminal misconduct.

ARTICLE VII RESERVED

ARTICLE VIII MISCELLANEOUS

Section 8.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal

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business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to Buyer:    CG2 Capital LLC
2199 Glenmore Lane
Snellville, Georgia 30078 Attention: Shehzaan Chunara
E-mail:andrew.shehzaan@chunaragroup.com

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with a copy to (which shall not constitute notice):

Taylor English Duma LLP
1600 Parkwood Circle, Suite 200
Atlanta, Georgia 30339 Attention: Al B. Hill
E-mail: ahill@taylorenglish.com

If to the Company:    BurgerFi International, Inc. 200 West Cypress Creek Rd. Ft. Lauderdale, Florida 33309 Attention: Stefan K. Schnopp E-mail: stefan@burgerfi.com with a copy to (which shall not constitute notice):

Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, Florida 33131 Attention: Enrique A. Conde
E-mail: enrique.conde@hklaw.com

Section 8.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules mean the Articles and Sections of, and Disclosure Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 8.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06 Entire Agreement. Except for the Confidentiality Agreement, this Agreement and the Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 8.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that Buyer may, without the prior written consent of the Company and without being released from any of its obligations hereunder, transfer, pledge or assign this Agreement as security for any financing. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.08 No Third-party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any purported amendment, restatement, supplement, modification or waiver by any Party in a manner which does not comply with this Section 8.09 will be void.

Section 8.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

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(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, SOLELY IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT SITTING IN NEW CASTLE COUNTY IN THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 8.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any non-breaching Party seeking an injunction or injunctions to prevent breaches of this Agreement and/or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.11 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.13    Disclosure Schedules.

(a)Matters reflected in the Disclosure Schedules that are disclosed in one section shall be deemed to be disclosed on any section to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section or sections without the necessity of a cross-reference. Nothing in the Disclosure

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Schedules will be deemed or will constitute an admission of any Liability of any Party to any third party, nor an admission to any third party against the interests of any or all of the Parties. Headings have been inserted within the Disclosure Schedules for convenience of reference only and will not change the express description of corresponding sections of this Agreement. The numbering of the Disclosure Schedules reflects the corresponding numbering in this Agreement. It is specifically acknowledged that the Disclosure Schedules may expressly provide exceptions to a particular section of ARTICLE III or ARTICLE IV notwithstanding that the section does not state “except as set forth in Section ‘ ’ of the Disclosure Schedules” or words of similar effect.

(b)Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Schedules is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between or among the Parties as to whether any obligation, item or matter not described herein or included in the Disclosure Schedules is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Schedules is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between or among the Parties as to whether any obligation, item or matter not described herein or included in the Disclosure Schedules is or is not in the ordinary course of business for purposes of this Agreement.

(c)Certain matters set forth in the Disclosure Schedules are included for informational purposes only notwithstanding that, because they do not rise above applicable materiality thresholds or otherwise, they may not be required by the terms of this Agreement to be set forth herein. All attachments to the Disclosure Schedules are incorporated by reference into the section of the Disclosure Schedules in which they are referenced.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

CG2 CAPITAL LLC

By /s/ Shehzaan Chunara     Name: Shehzaan Chunara Title: Authorized Signatory

COMPANY:

BURGERFI INTERNATIONAL, INC.
By /s/ Ophir Sternberg     Name: Ophir Sternberg Title: Authorized Signatory